    As filed with the Securities and Exchange Commission on December 5, 2001

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              THE MEDICINES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                    04-3324394
      (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                      Identification No.)

ONE CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS                   02142
(Address of Principal Executive Offices)                       (Zip Code)

          2001 NON-OFFICER, NON-DIRECTOR EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                CLIVE A. MEANWELL
                                    CHAIRMAN
                              ONE CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                     (Name and Address of Agent For Service)
                                  617-225-9099
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum        Proposed Maximum
Title of Securities          Amount to be         Offering Price Per      Aggregate Offering         Amount of
to be Registered            Registered (1)              Share                   Price             Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value per share        1,250,000 shares           $10.18(2)             $12,725,000(2)            $3,042
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on November 29, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1.  PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

                  (a) The registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Attorneys at Hale and Dorr LLP own, in the aggregate, 19,292 shares of the registrant's common stock, and a related investment partnership owns warrants which are exercisable to purchase up to an additional 1,554 shares of common stock.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SEVENTH of our Third Amended and Restated Certificate of Incorporation, as amended to date (the "Charter") eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article EIGHTH of our Charter provides that each of our directors and officers (a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of us) threatened or brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of us brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

         Article EIGHTH of our Charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to our directors or officers must indemnify those persons to the full extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Charter. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         1.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 5th day of December, 2001.

                                         THE MEDICINES COMPANY

                                         By:  /s/ Clive A. Meanwell
                                             -----------------------------------
                                             Clive A. Meanwell
                                             Chairman

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell and Peyton J. Marshall, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----
/s/ Clive A. Meanwell                 Chairman                                     December 5, 2001
-----------------------------------   (Principal executive officer)
Clive A. Meanwell



/s/ Peyton J. Marshall                Chief Financial Officer                      December 5, 2001
-----------------------------------   (Principal financial
Peyton J. Marshall                     and accounting officer)



/s/ Leonard Bell                      Director                                     December 5, 2001
-----------------------------------
Leonard Bell



/s/ Stewart J. Hen                    Director                                     December 5, 2001
-----------------------------------
Stewart J. Hen


             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----
/s/ M. Fazle Husain                   Director                                     December 5, 2001
----------------------------------
M. Fazle Husain



/s/ T. Scott Johnson                  Director                                     December 5, 2001
----------------------------------
T. Scott Johnson



                                      Director
----------------------------------
Armin M. Kessler



                                      Director
----------------------------------
Nicholas J. Lowcock



/s/ James E. Thomas                   Director                                     December 5, 2001
----------------------------------
James E. Thomas



/s/ David Stack                       Director                                     December 5, 2001
---------------------------------
David Stack

                                INDEX TO EXHIBITS

NUMBER       DESCRIPTION
------       -----------

4.1(1)       Third Amended and Restated Certificate of Incorporation of the
             Registrant

4.2(1)       Amended and Restated By-Laws of the Registrant

5.1          Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1         Consent of Hale and Dorr LLP
             (included in Exhibit 5.1)

23.2         Consent of Ernst & Young LLP, Independent Auditors

24.1 Power of attorney (included on the signature pages of this registration statement)

99.1         2001 Non-0fficer, Non-Director Employee Stock Incentive Plan

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-37404) and incorporated herein by reference.